Exhibit 99.1

Press Contact:

Liz DeCastro

Iridium Communications Inc.

+ 1 (703) 287-7421

liz.decastro@iridium.com

IRIDIUM REPORTS STRONG GROWTH

IN COMMERCIAL SERVICE REVENUE AND SUBSCRIBERS

MCLEAN, Va. – May 11, 2010 – Iridium Communications Inc. (Nasdaq:IRDM) today reported financial results for the quarter ended March 31, 2010. The following reflects the results of Iridium Communications Inc. for the first quarter of 2010 compared to those of Iridium Holdings LLC (predecessor) for the first quarter of 2009. Please see the combined results, along with the appropriate explanatory footnotes, in the attachments to this press release.

Operating Highlights – First Quarter 2010

The following results are highlights of Iridium’s first quarter 2010 financial performance:

•	Total revenue increased 7.9% for the first quarter to $81.7 million compared to $75.8 million during the first quarter of 2009.

•	Commercial service revenue increased 11.0% to $40.9 million in the first quarter compared to $36.8 million during the first quarter of 2009.

•	Government voice and machine-to-machine (M2M) data service revenue increased 3.1% to $13.8 million in the first quarter compared to $13.3 million in the first quarter of 2009.

•	Subscriber equipment revenue for the first quarter increased 6.5% to $21.8 million compared to $20.5 million in the first quarter of 2009.

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Subscribers reached approximately 390,000 – up from approximately 328,000 in the comparable quarter last year. Billable subscribers, defined as total subscribers less suspended subscribers (see attached Summary Highlights for detail), increased 14.3% to approximately 359,000 at the close of the first quarter from approximately 314,000 at the end of the first quarter of 2009.

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Net loss for the first quarter was $1.3 million compared to net income of $9.7 million for the first quarter of 2009, in part reflecting $18.4 million of non-cash expenses in the 2010 quarter related to purchase price accounting adjustments, net of tax, related to the transaction between GHL Acquisition Corp. and Iridium Holdings LLC.

•	Operational EBITDA increased 19.6% to $33.6 million in the first quarter from $28.1 million in the first quarter of 2009, driven primarily by growth in service revenue.

“We’re off to an excellent start in 2010,” said Matt Desch, CEO of Iridium. “We experienced strong subscriber additions and growth in most of our revenue categories in the first quarter. Our first quarter growth reflects strengthening in the global economy and continued healthy demand for our diversified portfolio of products and services. We experienced double digit percentage growth in subscribers and revenue for our commercial services. We’re seeing growth in the government sector through our voice and Netted Iridium services. And, our handsets continue to set the standard for quality, reliability and global reach, evidenced by worldwide demand for the Iridium 9555™ satellite phone. Based on our results, we are confirming all elements of our full year guidance, notably net subscriber additions of 10-15% and Operational EBITDA in the range of $145-155 million.”

The company reported that it is also making substantial progress toward the design and development of its next-generation satellite constellation, Iridium NEXT.

“We are near the final selection of our NEXT prime contractor and soon expect to execute a definitive contract to that effect,” Desch added. “On the financing for Iridium NEXT, we also have made substantial progress towards securing the comprehensive export credit financing we need to fund our new constellation and we expect to complete that financing this summer.”

Recent Highlights

In addition to continued strong financial performance, Iridium noted the following first quarter key milestones:

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Continuing its track record as the leader and innovator in the M2M market, the company unveiled the Iridium 9602™ data transceiver in the first quarter and recently announced its availability one month early. The Iridium 9602 combines an extremely small package, lower power consumption, greater design flexibility and a substantially lower price than its predecessor. More than 90 Iridium service partners are developing Iridium 9602-based products for navigation, safety, mapping, tracking, monitoring, telemetry and logistics. The company also unveiled a partnership to transition SkyBitz’ large base of container tracking customers to its first-ever global service built on the Iridium 9602. In addition, Iridium announced expansion of its manufacturing agreement with Quake Global, Inc. (QUAKE™) to integrate Iridium’s M2M service into QUAKE’s new line of next-generation intelligent, industrial satellite transceiver products.

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In the government market, the first operational radios developed for the Distributed Tactical Communications System (DTCS, or Netted Iridium) were deployed to units overseas, and the program transitioned to the U.S. DoD Defense Information Systems Agency (DISA), enabling thousands of military procurement agents to directly purchase Netted Iridium services.

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Iridium also continued upgrading its ground infrastructure as part of a multi-year plan to prepare for Iridium NEXT. The company announced the selection of Hughes Network Systems, LLC to develop an Access Network Controller (ANC) in its gateway ground radio control network. The ANC will expand Iridium’s network capacity, and support additional features and services.

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Iridium launched an upgraded online presence to enhance its customer learning experience, and to aid in sales and revenue generation. The company’s public Web site, www.iridium.com, is complemented by a comprehensive new partner portal to support sales and service.

“Our strong first quarter results, evidenced by growth in subscribers and revenue, support our guidance and ongoing plans for Iridium NEXT,” said Tom Fitzpatrick, CFO of Iridium. “Iridium is fully capable of delivering on the strong and growing demand for its unique global service and we look forward to the year ahead.”

Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with U.S. GAAP, we disclose Operational EBITDA, which is a non-GAAP financial measure, as a supplemental measure to help investors evaluate our fundamental operational performance. Operational EBITDA represents earnings before interest, income taxes, depreciation and amortization, Iridium NEXT revenue and expenses (for periods prior to the commencement of operations of Iridium NEXT), stock-based compensation expenses, transaction expenses associated with the acquisition, the impact of purchase accounting adjustments, and changes in the fair value of warrants. Operational EBITDA does not represent, and should not be considered, an alternative to GAAP measurements such as net income, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies. A reconciliation of Operational EBITDA to net (loss) income, its comparable GAAP financial measure, is in the attached table. By eliminating interest, income taxes, depreciation and amortization, Iridium NEXT revenue and expenses (for periods prior to the deployment of Iridium NEXT only), stock-based compensation expenses, transaction expenses associated with the acquisition, the impact of purchase accounting adjustments and changes in fair value of the warrants, we believe the result is a useful measure across time in evaluating our fundamental core operating performance. Management also uses Operational EBITDA to manage our business, including in preparing its annual operating budget, financial projections and compensation plans. We believe that Operational EBITDA is also useful to investors because similar measures are frequently used by securities analysts, investors and other interested parties in their evaluation of companies in similar industries. As indicated, Operational EBITDA does not include interest expense on borrowed money or the payment of income taxes or depreciation expense on our capital assets, which are necessary elements of our operations. It also excludes expenses in connection with the development, deployment and financing of Iridium NEXT. Since Operational EBITDA does not account for these and other expenses, its utility as a measure of our operating performance has material limitations. Due to these limitations, our management does not view Operational EBITDA in isolation and also uses other measurements, such as net income, revenues and operating profit, to measure operating performance.

Conference Call Information

Iridium will host a conference call on Tuesday, May 11, 2010 at 8:30 a.m. Eastern Daylight Time (EDT) to discuss the company’s first quarter 2010 results. To participate in the teleconference, callers can dial the toll-free number 1-877-334-1964 (U.S. callers only) or 1-631-291-4574 (from outside the U.S.). For those unable to participate in the live call, a replay of the call will be available toll free for seven days at 1-800-642-1687 (U.S. callers only) or at 1-706-645-9291 (callers outside the U.S.). The passcode for the replay is 71502244. To help ensure the conference begins in a timely manner, please dial in five minutes prior to the scheduled start time.

About Iridium Communications Inc.

Iridium Communications Inc. (www.iridium.com) is the only mobile satellite service (MSS) company offering coverage over the entire globe. The Iridium constellation of low-earth orbiting (LEO) cross-linked satellites provides critical voice and data services for areas not served by terrestrial communication networks. Iridium serves commercial markets through a worldwide network of distributors, and provides services to the U.S. Department of Defense and other U.S. and international government agencies. The company’s customers represent a broad spectrum of industry, including maritime, aeronautical, government/defense, public safety, utilities, oil/gas, mining, forestry, heavy equipment and transportation. Iridium has launched a major development program for its next-generation satellite constellation, Iridium NEXT. The company is headquartered in McLean, Va., U.S.A. and trades on the NASDAQ Global Market under the ticker symbols IRDM (common stock), IRDMW ($7.00 warrants), IRDMZ ($11.50 warrants) and IRDMU (units).

Forward-Looking Statements

Statements in this press release that are not purely historical facts may constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding expected equipment sales and subscriber growth, growth in the sale of Iridium OpenPort terminals and services, expected subscriber growth and Operational EBITDA for 2010, revenue growth, the timing of when the company will execute a definitive contract with its prime contractor for Iridium NEXT, the company’s ability to secure financing for Iridium NEXT, expected growth in demand for M2M services and the availability of the Iridium 9602. Other forward-looking statements can be identified by the words “anticipates,” “may,” “can,” “believes,” “expects,” “projects,” “intends,” “likely,” “will,” “to be” and other expressions that are predictions of or indicate future events, trends or prospects. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Iridium to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, uncertainties regarding levels of demand for mobile satellite services (MSS), expected Operational EBITDA growth, growth in subscribers and revenue, the development and availability of financing for Iridium NEXT, and our ability to maintain the health, capacity and content of our satellite constellation, as well as general industry and economic conditions, and competitive, legal, governmental and technological factors. Other factors that could cause actual results to differ materially from those indicated by the forward-looking statements include those factors listed under the caption “Risk Factors” in the company’s Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission on March 16, 2010. There is no assurance that Iridium’s expectations will be realized. If one or more of these risks or uncertainties materialize, or if Iridium’s underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected.

Iridium’s forward-looking statements speak only as of the date of this press release and Iridium undertakes no obligation to update forward-looking statements.

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Iridium Communications Inc. and Iridium Holdings LLC

Consolidated Statements of Operations

(In thousands)

	Iridium Holdings LLC	Iridium Communications Inc.
	For the Three Months Ended March 31,
	2009	2010	Purchase Accounting Adjustments (1)
Revenue:
Services:
Government	$18,468	$19,013	$—
Commercial	36,818	40,886	(1,056)
Subscriber equipment	20,503	21,843	—

Total revenue	75,789	81,742	(1,056)

Operating expenses:
Cost of subscriber equipment sales	11,316	23,145	10,873
Cost of services (exclusive of depreciation and amortization)	19,697	20,361	(1,020)
Research and development	12,094	4,265	—
Depreciation and amortization	3,675	22,511	19,053
Selling, general and administrative	13,939	15,930	—
Transaction costs	643	—	—

Total operating expenses	61,364	86,212	28,906

Operating profit (loss)	14,425	(4,470)	(29,962)

Other (expense) income:

Interest income (expense), net of capitalized interest	(4,639)	106	—
Other income (expense), net	(68)	117

Total other (expense) income	(4,707)	223	—

Earnings (loss) before provision (benefit) for taxes	9,718	(4,247)	(29,962)
Income tax (benefit) provision	—	(2,930)	(11,558)

Net income (loss)	$9,718	$(1,317)	$(18,404)

Operational EBITDA	$28,117	$33,619	$—

(1)	When comparing Iridium Communications Inc.’s results of operations to that of Iridium Holdings LLC, the impact of the purchase accounting on the carrying value of inventory, property and equipment, intangible assets and accruals, increased by approximately $19.8 million, $348.2 million, $95.5 million and $29.0 million, respectively compared to Iridium Holdings LLC’s balance sheet as of September 29, 2009. Similarly, Iridium Holdings LLC’s deferred revenue decreased by $7.4 million. As a result of the purchase accounting adjustments related to the acquisition, our cost of subscriber equipment sales increased in the first quarter of 2010 as compared to those costs and expenses of Iridium Holdings LLC in prior periods and the decrease in the carrying value of deferred revenue will also result in a decrease in revenue throughout 2010. In addition, the increase in accruals will result in a reduction in cost of services (exclusive of depreciation and amortization) during 2010 and future periods. The increase in property and equipment and intangible assets will result in an increase to depreciation and amortization expense during 2010 and future periods.

Iridium Communications Inc. and Iridium Holdings LLC

Summary Highlights

	Iridium Holdings LLC		Iridium Communications Inc.
(In thousands)	For the Three Months Ended March 31, 2009		For the Three Months Ended March 31, 2010		% Change
	Revenue	Subscribers(1)	Revenue	Subscribers(1)	Revenue	Subscribers
Commercial
Voice and M2M data service
Voice	$32,838	219	$36,607	248	11.5%	13.2%
M2M data	3,782	64	4,050	76	7.1%	18.8%

Total voice and M2M data service	36,620	283	40,657	324	11.0%	14.5%

Other	198	—	229	—	15.7%	NM

Total commercial	36,818	283	40,886	324	11.0%	14.5%

Government
Voice and M2M data service
Voice	13,218	29	13,494	30	2.1%	3.4%
M2M data	130	2	263	5	102.3%	150.0%

Total voice and M2M data service	13,348	31	13,757	35	3.1%	12.9%
Engineering and support	5,120	—	5,256	—	2.7%	NM

Total government	18,468	31	19,013	35	3.0%	12.9%

Equipment	20,503	—	21,843	—	6.5%	NM

Total revenue and billable subscribers	$75,789	314	$81,742	359	7.9%	14.3%
Suspended subscribers(2)		14		31

Total subscribers		328		390		18.9%

(1)	Subscribers as of the end of the period
(2)	Primarily Commercial M2M data subscribers who elected to suspend their accounts and as a result were not generating fees at such time

NM = Not Meaningful

Iridium Communications Inc. and Iridium Holdings LLC

Supplemental Reconciliation of Operational EBITDA

(In thousands)

	Iridium Holdings LLC	Iridium Communications Inc.
	Three Months Ended March 31, 2009	Three Months Ended March 31, 2010
Net income (loss)	$9,718	$(1,317)
Interest expense	4,622	12
Interest income	17	(118)
Income taxes	—	(2,930)
Depreciation and amortization	3,675	22,511
Iridium NEXT expenses, net	8,849	3,370
Share-based compensation	593	1,182
Transaction expenses	643	—
Purchase accounting adjustments	—	10,909

Operational EBITDA	$28,117	$33,619